                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934
                              (Amendment No.     )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement.
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2)).
[X]  Definitive Proxy Statement.
[ ]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                            ENCORE WIRE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4) Proposed maximum aggregate value of transaction:

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     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

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     3) Filing Party:

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     4) Date Filed:

--------------------------------------------------------------------------------

                             ENCORE WIRE CORPORATION
                               1410 MILLWOOD ROAD
                              MCKINNEY, TEXAS 75069


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD ON MAY 6, 2003


         NOTICE is hereby given that the annual meeting of stockholders of Encore Wire Corporation (the "Company") will be held on Tuesday, May 6, 2003, at 9:00 a.m., local time, at the Company's offices, 1411-A Millwood Road, McKinney, Texas, 75069, for the following purposes:

         (1)      To elect a Board of Directors for the ensuing year;

         (2) To ratify the appointment of Ernst & Young LLP as auditors to audit the financial statements of the Company for the fiscal year ending December 31, 2003; and

         (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

         Only stockholders of record at the close of business on March 7, 2003 are entitled to notice of and to vote at the meeting or any adjournment thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The Company's 2002 Annual Report, containing a record of the Company's activities and consolidated financial statements for the year ended December 31, 2002, is also enclosed.

Dated:  April 4, 2003.

                                              By Order of the Board of Directors



                                                       FRANK J. BILBAN
                                                       Secretary



                             -----------------------

                             YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE. IF YOU DO ATTEND THE MEETING IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. THE PROMPT RETURN OF PROXIES WILL INSURE A QUORUM AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION.

                             ENCORE WIRE CORPORATION
                               1410 MILLWOOD ROAD
                              MCKINNEY, TEXAS 75069

                                 PROXY STATEMENT

                       For Annual Meeting of Stockholders
                            To be Held on May 6, 2003

                                     GENERAL

         The accompanying proxy is solicited by the Board of Directors of Encore Wire Corporation (the "Company" or "Encore") for use at the annual meeting of stockholders of the Company to be held at the time and place and for the purposes set forth in the foregoing notice. The approximate date on which this proxy statement and the accompanying proxy are first being sent to stockholders is April 4, 2003.

         The cost of soliciting proxies will be borne by the Company. The Company may use certain of its officers and employees (who will receive no special compensation therefor) to solicit proxies in person or by telephone, facsimile, telegraph or similar means.

PROXIES

         Shares represented by a proxy in the accompanying form, duly signed, dated and returned to the Company and not revoked, will be voted at the meeting in accordance with the directions given. If no direction is given, such shares will be voted for the election of the nominees for directors named in the accompanying form of proxy and in favor of the other proposal set forth in the notice. Any stockholder returning a proxy may revoke it at any time before it has been exercised by giving written notice of such revocation to the Secretary of the Company, by filing with the Company a proxy bearing a subsequent date or by voting in person at the meeting.

VOTING PROCEDURES AND TABULATION

         The Company will appoint one or more inspectors of election to conduct the voting at the meeting. Prior to the meeting, the inspectors will sign an oath to perform their duties in an impartial manner and to the best of their abilities. The inspectors will ascertain the number of shares outstanding and the voting power of each of such shares, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots and perform certain other duties as required by law.

         The inspectors will tabulate the number of votes cast for or withheld as to the vote on each nominee for director and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, as to the proposal to ratify the appointment of the auditors. A majority of the Common Stock outstanding and entitled to vote at the meeting must be present in person or represented by proxy in order to constitute a quorum. Directors are elected by a plurality of the shares of Common Stock present in person or by proxy at the meeting and entitled to vote thereat. Under Delaware law and the Company's Certificate of Incorporation and Bylaws, abstentions and broker non-votes will have no effect on voting on the election of directors, provided a quorum is present. The proposal to ratify the appointment of auditors will be approved by a vote of a majority of the holders of shares of Common Stock having voting power present in person or represented by proxy. An abstention with respect to such proposal will therefore effectively count as a vote against such proposal. A broker non-vote or other limited proxy as to the proposal to ratify the auditors will be counted towards a meeting quorum, but such broker non-vote cannot be voted on such proposal and therefore will not be considered a part of the voting power with respect to the proposal. This has the effect of reducing the number of shareholder votes required to approve that proposal.

                                VOTING SECURITIES

         The only voting security of the Company outstanding is its Common Stock, par value $.01 per share. Only the holders of record of Common Stock at the close of business on March 7, 2003, the record date for the meeting, are entitled to notice of, and to vote at, the meeting. On the record date, there were 15,119,065 shares of Common Stock outstanding and entitled to be voted at the meeting. A majority of such shares, present in person or by proxy, is necessary to constitute a quorum. Each share of Common Stock is entitled to one vote.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

         The business and affairs of the Company are managed by the Board of Directors, which exercises all corporate powers of the Company and establishes broad corporate policies. The Bylaws of the Company provide for eight directors. At the meeting, eight directors will be elected.

         Directors are elected by plurality vote, and cumulative voting is not permitted. All duly submitted and unrevoked proxies will be voted for the nominees for director selected by the Board of Directors, except where authorization so to vote is withheld. If any nominee should become unavailable for election for any presently unforeseen reason, the persons designated as proxies will have full discretion to vote for another person designated by the Board. Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified.

         The nominees of the Board for directors of the Company are named below. Each of the nominees has consented to serve as a director if elected. The table below sets forth certain information with respect to the nominees. All of the nominees are presently directors of the Company. With the exception of John H. Wilson, all of the nominees have served continuously as directors since the date of their first election to the Board. Mr. Wilson served as a director of Encore from April 1989 until May 1993 and was re-elected to the Board in May 1994.

VINCENT A. REGO, age 79,                    Mr. Rego has been Chairman of the Board since Encore's inception in
director since 1989.                        1989 and has served as its Chief Executive Officer since 1996.  Mr.
                                            Rego previously served as President, Chief Executive Officer and
                                            Chairman of the Board of Directors of Capital Wire and Cable
                                            Corporation, a manufacturer of electrical wire and cable products.

DONALD E. COURTNEY, age 72,                 Mr. Courtney has been President and Chairman of the Board of Directors
director since 1989.                        of Investech, Ltd., which is a private importing firm, since 1994.
                                            Mr. Courtney is also currently Chairman of Tempo Lighting, Inc.

DANIEL L. JONES, age 39,                    Mr. Jones has served as President of Encore since May 1998 and as
director since May 1994.                    Chief Operating Officer since October 1997.  Mr. Jones previously served the Company as Vice President - Sales and Marketing from May
                                            1992 to May 1997 and as Executive Vice President from May 1997 to May
                                            1998.

JOHN P. PRINGLE, age 73,                    Mr. Pringle has been President of Tekserco Inc., which owns and
director since 1990.                        operates pay telephones, since 1990.  Prior thereto, Mr. Pringle was employed in various capacities by Capital Wire and Cable Corporation, most recently as Vice President -- Engineering.

WILLIAM R. THOMAS, age 74,                  Mr. Thomas has been President since 1980 and Chairman of the Board
director since 1989.                        since 1982 of Capital Southwest Corporation, a publicly owned venture capital investment firm.  Mr. Thomas is currently a director of (i)
                                            Alamo Group, Inc., which provides mowing equipment for agricultural, commercial and governmental users, and (ii) Palm Harbor Homes, Inc., a manufactured housing company.  Mr. Thomas was formerly a director of
                                            Capital Wire and Cable Corporation.

JOHN H. WILSON, age 60,                     Mr. Wilson has been President of U.S. Equity Corporation, a venture
director from 1989                          capital firm, since 1983 and served as President of Whitehall
until May 1993 and since                    Corporation from May 1995 to July 1998.  Mr. Wilson is currently a
May 1994.                                   director of (i) Capital Southwest Corporation and (ii) Palm Harbor
                                            Homes, Inc., a manufactured housing company.  Mr. Wilson formerly served as a director of Capital Wire and Cable Corporation.

JOSEPH M. BRITO, age 80,                    Mr. Brito has been President of C.B. Utility Co., C. Brito
director since October 1997.                Construction Co. and Brito Enterprises, Inc., public utility contracting firms for more than ten years.  Mr. Brito is also a general partner of Tupelo Realty and Brito Associates, real estate development companies, and an officer of 1776 Liquors, Ltd. of
                                            Bristol, a liquor retailer.  Mr. Brito has also served on the regional advisory board of Fleet National Bank, as regional Vice President of the National Utility Contractors Association and as Administrative
                                            Vice President of the Rhode Island Contractors Association.

SCOTT D. WEAVER, age 44,                    Mr. Weaver has been the Vice President and Chief Financial Officer of
nominee for director                        Western Refining Company, an independent refining and marketing company located in El Paso, Texas, since June 2000. From 1993 until
                                            June 2000, Mr. Weaver was the Vice President-Finance, Treasurer and
                                            Secretary of the Company. Prior to 1993, Mr. Weaver was responsible for the financial oversight of assisted acquisitions of certain failed savings and loan institutions as an employee of Federal
                                            Depository Insurance Corporation, served as the Vice
                                            President-Finance of 2M Companies, a Dallas investment company and was employed by the public accounting firm of Ernst & Young LLP.

         There are no family relationships between any of the nominees or between any of the nominees and any executive officer of the Company. Mr. Thomas and Mr. Wilson were originally elected to the Board of Directors of the Company pursuant to the terms of an investment purchase agreement entered into in connection with the formation of the Company in 1989. The director election provisions of the agreement were terminated in connection with the Company's initial public offering in 1992.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE NOMINEES SET FORTH ABOVE

             ADDITIONAL INFORMATION REGARDING THE BOARD OF DIRECTORS

BOARD MEETINGS AND COMMITTEES

         As permitted by the Bylaws of the Company, the Board has designated from its members a compensation committee ("Compensation Committee") and an audit committee ("Audit Committee"). The Company does not have a standing nominating committee of the Board or any other committee that performs a similar function.

         During 2002, the Board of Directors held a total of four meetings. Each director attended at least 75% of the aggregate of such meetings held during the period in which such director served and the meetings held by all committees on which such director served.

         The current committees of the Board, the composition and functions thereof and the number of meetings held in 2002 are set forth below.

                  Compensation Committee. In 2002, the members of the Compensation Committee were Donald E. Courtney, William R. Thomas and John H. Wilson. The Compensation Committee met four times during 2002. The role of the Compensation Committee is to review the performance of officers, including those officers who are also members of the Board, and to set their compensation. The Compensation Committee also supervises and administers the Company's employee stock option plans and all other compensation and benefit policies, practices and plans of the Company.

                  Audit Committee. In 2002, the members of the Audit Committee were Donald E. Courtney, John H. Wilson and Joseph M. Brito. The Audit Committee met five times during 2002. The role of the Audit Committee is to review, with the Company's auditors, the scope of the audit procedures to be applied in the conduct of the annual audit as well as the results of the annual audit.

INDEPENDENCE OF AUDIT COMMITTEE MEMBERS

         All three members of the Audit Committee are currently independent as defined by Rule 4200(a)(14) of the National Association of Securities Dealers, Inc. listing standards.

REPORT OF THE AUDIT COMMITTEE

To the Stockholders of Encore Wire Corporation:

         The Audit Committee of the Board of Directors (the "Audit Committee") oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial reporting process including the Company's system of internal controls, and the preparation of the Company's consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent auditors are responsible for auditing those financial statements. The Audit Committee's responsibility is to monitor and review these processes.

         It is not the Audit Committee's duty or responsibility to conduct auditing or accounting reviews or procedures. Members of the Audit Committee are not employees of the Company and may not represent themselves to be or to serve as accountants or auditors by profession or experts in the fields of accounting or auditing. As a result, the Audit Committee has relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company's financial statements.

         In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements in the Company's Annual Report referred to below, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

         The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statements on Auditing Standards No. 61. In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures and letter received from the independent auditors as required by the Independence Standards Board Standard No. 1, and has considered the compatibility of non-audit services with the auditors' independence.

         The Audit Committee's oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the considerations and discussions with management and the independent auditors do not assure that the Company's financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards or that the Company's independent accountants are in fact "independent."

         The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their audits. The Audit Committee has met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. The Audit Committee held five meetings during fiscal year 2002.

         In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended the selection of Ernst & Young LLP as the Company's independent auditors.

                                         AUDIT COMMITTEE

                                         Donald E. Courtney, Chairman
                                         John H. Wilson
                                         Joseph M. Brito


         The above report of the Audit Committee and the information disclosed above under the heading "Independence of Audit Committee Members" shall not be deemed to be "soliciting material" or to be "filed" with the SEC or subject to the SEC's proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), and such information shall not be deemed to be incorporated by reference into any filing made by the Company under the Exchange Act or under the Securities Act of 1933 (the "Securities Act").

           SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS
                             AND EXECUTIVE OFFICERS

         The following table sets forth, as of March 7, 2003, the beneficial ownership of Common Stock of the Company (the only equity securities of the Company presently outstanding) by (i) each director and nominee for director of the Company, (ii) the named executive officers listed in the Summary Compensation Table elsewhere in this proxy statement, (iii) all directors and executive officers of the Company as a group and (iv) each person who was known to the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock.


                                                                             COMMON STOCK
                                                                          BENEFICIALLY OWNED(1)
                                                                   -----------------------------------
                                                                       NUMBER             PERCENT OF
NAME                                                                 OF SHARES               CLASS
----                                                               -------------         -------------

Directors and Nominees for Director
Vincent A. Rego ..............................................         1,489,485(2)               9.85%
Donald E. Courtney ...........................................           165,505                  1.09%
Daniel L. Jones ..............................................           186,170(3)               1.22%
John P. Pringle ..............................................            64,163                   .42%

                                                                             COMMON STOCK
                                                                          BENEFICIALLY OWNED(1)
                                                                   -----------------------------------
                                                                       NUMBER             PERCENT OF
NAME                                                                 OF SHARES               CLASS
----                                                               -------------         -------------

William R. Thomas ............................................                --(4)                 --
John H. Wilson ...............................................                --(4)                 --
Joseph M. Brito ..............................................            22,050(5)                .15%
Scott D. Weaver ..............................................            25,000                   .17%

Named Executive Officers (excluding directors and
nominees named above)
Frank J. Bilban ..............................................            36,134(6)                .24%
David K. Smith ...............................................            92,869(7)                .61%

All Directors and Executive
Officers as a group (10 persons) .............................         2,081,376(8)              13.41%

Beneficial Owners of More than 5% (excluding persons
named above)
Capital Southwest Corporation ................................         2,724,500(9)              18.02%
Dimensional Fund Advisors Inc. ...............................           766,600(10)              5.07%
Strong Capital Management, Inc. ..............................         1,522,045(11)             10.07%

----------

(1) Except as otherwise indicated, each stockholder named in the table has sole voting and investment power with respect to all shares indicated as being beneficially owned by such stockholder.

(2) Includes 1,236,985 shares of Common Stock held by Dorvin Partners, L.P., a family limited partnership. The general partner of Dorvin Partners, L.P. is a trust, and its limited partners are eight separate family trusts for the benefit of Mr. Rego's two sons. Mr. Rego serves as trustee for the general partner trust and is a co-trustee of four of the limited partnership trusts. Mr. Rego has sole power to vote or to direct the vote and the sole power to dispose of or to direct the disposition of all 1,236,985 shares of Common Stock held by Dorvin Partners.

(3) Includes 110,438 shares of Common Stock subject to stock options that are exercisable within 60 days, 6,750 shares of Common Stock owned by Mr. Jones' spouse and 225 shares owned for the benefit of Mr. Jones' minor son. Mr. Jones disclaims beneficial ownership of the shares owned by his spouse.

(4) William R. Thomas and John H. Wilson, directors of the Company, are both directors of, and Mr. Thomas is President and Chairman of the Board of, Capital Southwest Corporation. As indicated in the table, Capital Southwest Corporation is a principal stockholder of the Company. Mr. Thomas and Mr. Wilson may be deemed to share voting and investment power with respect to the 2,724,500 shares of Common Stock beneficially owned by Capital Southwest Corporation. Mr. Thomas and Mr. Wilson each disclaim beneficial ownership of such shares.

(5) Includes 10,000 shares of Common Stock held by the Brito Family Limited Partnership.

(6) Includes 28,000 shares of Common Stock subject to stock options that are exercisable within 60 days.

(7) Includes 34,188 shares of Common Stock subject to stock options that are exercisable within 60 days.

(8) Includes an aggregate of 172,626 shares of Common Stock that directors and executive officers have the right to acquire within 60 days pursuant to the exercise of stock options, but does not include 2,724,500 shares beneficially owned by Capital Southwest Corporation as to which Mr. Thomas and Mr. Wilson may be deemed to share voting and investment power as directors and, in the case of Mr. Thomas, as an officer, of Capital Southwest Corporation because Mr. Thomas and Mr. Wilson disclaim beneficial ownership of such shares.

(9) As reported in a Schedule 13D filed October 9, 1998 with the SEC by Capital Southwest Corporation showing its beneficial ownership of Company stock, including 1,849,500 shares held by Capital Southwest Venture Corporation, a wholly-owned subsidiary of Capital Southwest Corporation.

(10) As reported in a Schedule 13G filed February 7, 2003 with the SEC by Dimensional Fund Advisors Inc. showing its beneficial ownership of Common Stock and reporting that it beneficially owns all of the shares with sole voting and dispositive power.

(11) As reported in a Schedule 13G/A filed March 6, 2003 with the SEC by Strong Capital Management, Inc. ("Strong") and Richard S. Strong, as Chairman of the Board of Directors of Strong, showing Strong's beneficial ownership of Common Stock and reporting that it beneficially owns all of the shares with shared dispositive power, but only 1,516,535 of the Strong shares with shared voting power.

         The respective addresses of the holders of more than five percent of the Common Stock of the Company are as follows: Capital Southwest Corporation, 12900 Preston Road, Dallas, Texas 75230; Dimensional Fund Advisors Inc., 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401; Strong Financial Corporation, 100 Heritage Reserve, Menomonee Falls, Wisconsin 53051: and Vincent
A. Rego, 1410 Millwood Road, McKinney, Texas 75069.


                             EXECUTIVE COMPENSATION

         The Compensation Committee Report appearing below and the information presented herein under the caption "Executive Compensation -- Performance Graph" shall not be deemed to be "soliciting material" or to be "filed" with the SEC or subject to the SEC's proxy rules or to the liabilities of Section 18 of the Exchange Act, and such information shall not be deemed to be incorporated by reference into any filing made by the Company under the Exchange Act or under the Securities Act.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

To the Stockholders of Encore Wire Corporation:

         The Compensation Committee of the Board of Directors (the "Compensation Committee") administers the compensation program for executive officers and certain key employees of the Company and makes all related decisions. The Compensation Committee also administers the Company's employee stock option plans, based on the recommendation of the Chief Executive Officer, and grants stock options to employees of the Company under such plans.

         The goals of the Company's compensation program are to attract, retain and motivate competent executive officers who have the experience and ability to contribute to the long-term success of the Company. The individual judgments made by the Compensation Committee are subjective and are based largely on the Compensation Committee's perception of each executive's contribution to both past performance and the long-term growth potential of the Company. The principal elements of compensation for executive officers are base salary, discretionary bonus payments and stock options.

         In setting the base salaries for the executive officers and certain key employees, including the Chief Executive Officer, the Compensation Committee considers individual contributions to the Company's performance, length of tenure with the Company, internal equities among positions and compensation levels for comparable positions in companies of similar types and sizes. In view of the decline in the Company's 2002 earnings and the manner in which those earnings trended down in the second half of the year, along with the state of the building wire industry, the committee determined in December 2002, that there would be no changes in the base salaries of executive officers and certain key management employees and that there would be no bonuses paid for the 2002 year.

         From time to time, the Compensation Committee grants stock options under the Company's amended 1999 Stock Option Plan to executive officers and key employees to align their long-term interests with those of the Company's stockholders. During 2002, no executive officers received any stock option grants.

         At December 31, 2002 unexercised options covering 193,710 shares under the 1989 Stock Option Plan and 560,000 shares under the amended 1999 Stock Option Plan were outstanding and 39,500 shares remained available for future stock option grants under the amended 1999 Stock Option Plan.

         Stock options are granted at exercise prices not less than the fair market value on the date of the grant and thus will have no value unless the value of the Company's Common Stock appreciates. The Compensation Committee believes that stock options provide a significant incentive for the option holders to enhance the value of the Company's Common Stock by continually improving the Company's performance.

                                                   COMPENSATION COMMITTEE

                                                   William R. Thomas, Chairman
                                                   Donald E. Courtney
                                                   John H. Wilson

SUMMARY COMPENSATION

         The following table sets forth summary information regarding the compensation awarded to, earned by or paid to the Company's Chief Executive Officer and the three other executive officers in 2002 for the years indicated.

                           SUMMARY COMPENSATION TABLE

                                                                                                     LONG TERM
                                                                                                    COMPENSATION
                                                                                               ----------------------
                                                     ANNUAL COMPENSATION                              AWARDS
                                      --------------------------------------------------       ----------------------
                                                                              OTHER
        NAME AND                                                              ANNUAL           SECURITIES UNDERLYING
   PRINCIPAL POSITION        YEAR       SALARY            BONUS            COMPENSATION               OPTIONS(#)
------------------------     ----     ----------        ----------        --------------       ----------------------

Vincent A. Rego              2002     $  350,000        $       --        $        3,919                           --
     Chairman and Chief      2001        250,000           300,000                 9,186                           --
     Executive Officer       2000        250,000           250,000                 7,891                           --

Daniel L. Jones              2002     $  250,000        $       --        $       23,468                           --
     President and Chief     2001        200,000           175,000                22,883                       75,000
     Operating Officer       2000        200,000           125,000                22,115                           --

David K. Smith               2002     $  160,000        $       --        $        6,838                           --
     Vice President -        2001        146,000            60,000                 7,456                       50,000
     Operations              2000        118,000            50,000                 6,815                           --

Frank J. Bilban              2002     $  160,000        $       --        $       11,664                           --
   Vice President -          2001        145,000            60,000                 8,316                       75,000
     Finance, Treasurer      2000         65,000(1)         45,000(2)              1,411                       20,000
     and Secretary

(1)      Mr. Bilban joined the Company in June of 2000.

(2)      The 2000 bonus for Mr. Bilban includes a $20,000 signing bonus.

DEFINED BENEFIT PLANS AND OTHER ARRANGEMENTS

         The Company has no defined benefit plans and has not entered into any agreements or arrangements with respect to any of its executive officers.

OPTION GRANTS

No Common Stock options were granted to any named executive officer during 2002.

OPTION EXERCISES AND YEAR-END VALUES

       The following table summarizes the number and value of options exercised during 2002, as well as the number and value of unexercised options, as of December 31, 2002, held by each of the named executive officers.

     AGGREGATED OPTION EXERCISES IN 2002 AND DECEMBER 31, 2002 OPTION VALUE

                                                                                                     Value of
                                                                               Number of            Unexercised
                                                                              Unexercised           In-the-Money
                                                                              Options at             Options at
                                                                               FY-End (#)           FY-End ($)(1)
                             Shares Acquired                                  Exercisable/           Exercisable/
     Name                     On Exercise (#)      Value Realized ($)         Unexercisable         Unexercisable
---------------              ----------------      ------------------       ---------------        --------------

Vincent A. Rego                     --                    --                      0 shares/        $           0/
                                                                                  0 shares                     0

Daniel L. Jones                     --                    --                110,438 shares/        $     215,310/
                                                                            100,000 shares               102,000

David K. Smith                      --                    --                 34,188 shares/        $      54,210/
                                                                             40,000 shares                     0

Frank J. Bilban                     --                    --                 23,000 shares/        $      39,525/
                                                                             72,000 shares                89,600

----------

         (1) The closing sales price per share on December 31, 2002 was $9.05 as reported by the National Association of Securities Dealers Automated Quotation System.

         The section entitled "Equity Compensation Plan Information" appearing in Item 5. of the Company's Form 10-K for the year ending December 31, 2002, sets forth certain information with respect to the Company's equity compensation plan and is incorporated herein by reference.

COMPENSATION OF DIRECTORS

         Directors do not receive fees for attending meetings of the Board of Directors or any committee thereof. The Company does, however, reimburse directors for reasonable travel, lodging and related expenses incurred in attending Board and committee meetings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The current members of the Compensation Committee are William R. Thomas, Donald E. Courtney and John H. Wilson. None of the members was an officer or employee of the Company in the past fiscal year. None of the members has ever served as an officer of the Company. Mr. Courtney's son-in-law is a 50% owner of Lone Star Reel Corporation ("Lone Star Reel"), and Aegis Pallet Corporation ("Aegis Pallet"). Lone Star Reel sells reels to the Company and Aegis Pallet sells pallets to the Company. See "Certain Relationships and Related Transactions" below.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company uses Best/H & A Trucking, Inc. ("H & A Trucking") for a minor percentage of its freight services. H & A is one of many freight carriers doing business with the Company. H & A Trucking is wholly-owned by the father of Daniel L. Jones, a nominee for director and the Company's President. The Board of Directors has approved the continued use of the transportation services of H & A Trucking and has determined that these services are at rates no less favorable than are available from non-affiliated parties. During the year ended December 31, 2002, Encore paid H & A Trucking approximately $333,000 for these services on the basis of rates the Company believes compare favorably with rates charged by other common carriers.

         The Company purchases reels on which wire is wound, from Lone Star Reel as well as other reel suppliers. Reels of various types are used by the Company to wind both in-process and finished wire. Lone Star Reel is 50% owned by the son-in-law of Donald E. Courtney, a nominee for director. This same ownership group owns Aegis Pallet, which sell pallets to the company. The Company buys pallets from several suppliers including Aegis. These purchases are let out for competitive bids to at least 3 vendors in the normal course of business to ensure the prices are competitive. The Board of Directors has approved the continued use of Lone Star Reel and Aegis Pallet as suppliers subject to continued determinations that all such purchases are at prices no less favorable than are available from non-affiliated parties. During the year ended December 31, 2002, Encore paid Lone Star Reel approximately $3,300,000 and Aegis Pallet approximately $350,000 for reels and pallets on the basis of rates the Company believes compare favorably with rates charged by other suppliers.

PERFORMANCE GRAPH

         The following graph sets forth the cumulative total stockholder return, which assumes reinvestment of dividends, of a $100 investment in the Company's Common Stock, the Peer Group(1) and CRSP Total Return Index for The Nasdaq Stock Market (U.S. companies).

         The Company believes that although the companies included in the Peer Group are not entirely representative of the Company's business in the building wire and cable industry, they are the only companies that are representative of the Company's business, and they accurately reflect the Company's peers in the wire and cable industry.

                 COMPARISON OF QUARTERLY CUMULATIVE TOTAL RETURN
            AMONG THE COMPANY, PEER GROUP AND CRSP TOTAL RETURN INDEX
                       FOR THE NASDAQ STOCK MARKET (U.S.)


                              (PERFORMANCE GRAPH)


Symbol         CRSP Total Returns Index for:            12/31/97  12/31/98  12/31/99  12/31/00  12/29/01  12/31/02
------         -----------------------------            --------  --------  --------  --------  --------  --------

(BOX)          Encore Wire Corporation                   100.00     45.2      37.3      28.4      59.1      44.2
(STAR)         Nasdaq Stock Market (US Companies)        100.00    141.0     261.5     157.4     124.9      86.3
(TRIANGLE)     Self-Determined Peer Group(1)             100.00     87.1      60.5      53.8      57.2      27.0


(1) Consists of the following companies, with each company being added to the index on its first date of public trading, as indicated: Cable Design Technologies Corporation (11/24/93), General Cable Corporation (5/16/97), Belden Inc. (9/30/93) and Superior Telecom, Inc. (10/11/96).

                                  PROPOSAL TWO
          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         Based on the recommendation of the Audit Committee, Ernst & Young LLP, which has served as the Company's independent public accountants since the Company's inception, has been appointed by the Board of Directors to audit the financial statements of the Company for the year ending December 31, 2003, subject to the ratification of such appointment by the stockholders of the Company. Although it is not required to do so, the Board of Directors is submitting the selection of auditors for ratification in order to obtain the stockholders' approval of this appointment. The appointment of auditors will be approved by a vote of a majority of the holders of shares of Common Stock having voting power present in person or represented by proxy. If the selection is not ratified, the Board of Directors will reconsider the appointment. Representatives of Ernst & Young LLP are expected to be present at the meeting to respond to appropriate questions from the stockholders and will be given the opportunity to make a statement should they desire to do so.


The following table presents fees for professional services rendered by Ernst & Young LLP for the audit of the Company's annual financial statements for the years ended December 31, 2002 and 2001, and fees billed for other services rendered by Ernst & Young LLP during 2002 and 2001:

                                                                           2002             2001
                                                                      -------------    -------------
(1)   Audit Fees(a)                                                   $     145,260    $     126,000
(2)   Financial Information Systems Design and Implementation
      Fees                                                            $         -0-    $         -0-
(3)   All Other Fees:
      (i)   Audit-related Fees(b)                                     $      15,756    $      14,000
      (ii)  Tax Fees(c)                                               $      85,305    $      54,200
      (iii) Other Fees(d)                                             $         -0-              -0-

(a)      AUDIT FEES

         Fees and expenses paid to Ernst & Young LLP for (i) the audit of the consolidated financial statements included in the Company's Annual Report on Form 10-K; (ii) the reviews of the interim consolidated financial information included in the Company's Quarterly Reports on Form 10-Q; (iii) consultations concerning financial accounting and reporting; and (iv) reviews of documents filed with the SEC and related consents.

(b)      AUDIT-RELATED FEES

         Fees and expenses paid to Ernst & Young LLP for (i) benefit plans and other special audits.

(c)      TAX FEES

         Fees and expenses paid to Ernst & Young LLP for (i) tax compliance;
         (ii) tax planning; and (iii) tax advice.

(d)      OTHER FEES

         None applicable for 2002 or 2001.

The Audit Committee considered the level of fees rendered by Ernst & Young LLP and concluded that the services were compatible with maintaining Ernst & Young LLP's independence.


         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2003.

                     STOCKHOLDER PROPOSALS AND OTHER MATTERS

         It is contemplated that the 2004 annual meeting of Stockholders of the Company will take place during the first week of May 2004. Stockholder proposals for inclusion in the Company's proxy materials for the 2004 annual meeting of Stockholders must be received by the Company at its offices in McKinney, Texas, addressed to the Secretary of the Company, not less than 120 days in advance of the date that is one year after this proxy Statement is first distributed to stockholders; provided, that if the 2004 annual meeting of Stockholders is changed by more than 30 days from the presently contemplated date, then proposals must be received a reasonable time in advance of the meeting.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires directors and officers of the Company, and persons who own more than 10 percent of the Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock. Directors, officers and more than 10 percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2002, all of its directors, officers and more than 10 percent beneficial owners complied with all applicable Section 16(a) filing requirements.

                                  ANNUAL REPORT

         The Company has provided without charge to each person whose proxy is solicited hereby a copy of the 2002 Annual Report of the Company, which includes the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 (including the consolidated financial statements) filed with the SEC. Additional copies of the Annual Report may be obtained without charge upon written request to the Company, Encore Wire Corporation, 1410 Millwood Road, McKinney, Texas, 75069, Attention: Corporate Secretary.

                                 OTHER BUSINESS

         At the date of this Proxy Statement, the only business that the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If, however, any other matters are properly brought before the 2003 Annual Meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying from of proxy to vote such proxy on such matters in accordance with their best judgment.

                               By Order of the Board of Directors




                               Frank J. Bilban,
                               Vice President - Finance, Treasurer and Secretary